CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-239510 and 333-246370) and Form S-8 (Nos. 333-239509 and 333-249287) of Larimar Therapeutics, Inc. of our report dated March 25, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 25, 2022